UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 17, 2007

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, 3rd Floor San Jose, California	95110

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On May 17, 2007, the Board of Directors of LogicVision, Inc. appointed Richard Okumoto as a member of its Board of Directors.  Prior to joining LogicVision, Inc., Mr. Okumoto served as a director of Vitex Systems Inc., from January 2005 until January 2006. From May 2003 until May 2005, he was the Chief Financial Officer and Secretary of Photon Dynamics, Inc., a manufacturer of capital equipment for the flat panel display industry. From December 2002 until May 2003, he was Vice President of Administration and Chief Financial Officer at Electro Scientific Industries, Inc., a manufacturer of semiconductor capital equipment. From October 2001 to December 2002, Mr. Okumoto was executive Vice President of The Garrett Group, a technology financial services firm. From May 2000 to May of 2001, Mr. Okumoto was Senior Vice President and General Manager of the I.C.E. division of Credence Systems Corporation, a manufacturer of semiconductor capital equipment. From October 1998 to May 2000, Mr. Okumoto was President and Chief Executive Officer of TMT, Inc., a manufacturer of semiconductor capital equipment. From March 1993 until January 1998, Mr. Okumoto was Executive Vice President and Chief Financial Officer for Credence Systems Corporation. Mr. Okumoto holds B.S. in Business Administration from San Jose State University.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2007

LOGICVISION, INC.

	By	/s/ Bruce M. Jaffe

Bruce M. Jaffe Vice President of Finance and Chief Financial Officer